Exhibit 1.1

PLAINS ALL AMERICAN PIPELINE, L.P.

Common Units Representing Limited Partner Interests

Having an Aggregate Offering Price of up to

$750,000,000

EQUITY DISTRIBUTION AGREEMENT

May 28, 2013

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013	Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019

BMO Capital Markets Corp. 3 Times Square New York, New York 10036	J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith Incorporated One Bryant Park New York, New York 10036	Mitsubishi UFJ Securities (USA), Inc. 1633 Broadway, 29th Floor New York, New York 10019

Mizuho Securities USA Inc. 320 Park Avenue, 12th Floor New York, New York 10022	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036

Raymond James & Associates, Inc. 880 Carillon Parkway St. Petersburg, Florida 33716	RBC Capital Markets, LLC Three World Financial Center, 8th Floor 200 Vesey Street New York, New York 10281

SG Americas Securities, LLC 1221 Avenue of the Americas New York, New York 10020	SunTrust Robinson Humphrey, Inc. 3333 Peachtree Road, NE, 10th Floor Atlanta, Georgia 30326

UBS Securities LLC 299 Park Avenue New York, New York 10171	Wells Fargo Securities, LLC 375 Park Avenue New York, New York 10152

Ladies and Gentlemen:

Plains All American Pipeline, L.P., a Delaware limited partnership (the “Partnership”), confirms its agreement (this “Agreement”) with Citigroup Global Markets Inc., Barclays Capital Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, SG Americas Securities, LLC, SunTrust Robinson Humphrey, Inc., UBS Securities LLC and Wells Fargo Securities, LLC (the “Managers”) as follows:

1. Description of Units. The Partnership proposes to issue and sell through or to the Managers, as sales agents and/or principals, common units representing limited partner interests in the Partnership (“Common Units”), having an aggregate gross sales price of up to $750,000,000 (the “Units”), from time to time during the term of this Agreement and on the terms set forth in Section 3 hereof. For the avoidance of doubt, the term Units as used in this Agreement refers only to the Common Units to be sold pursuant to this Agreement. The Units are further described in the Prospectus referred to herein. For purposes of selling the Units through the Managers, the Partnership hereby appoints the Managers as the exclusive agents of the Partnership for the purpose of soliciting purchases of the Units from the Partnership pursuant to this Agreement and each Manager agrees to use its reasonable efforts to solicit purchases of the Units on the terms and subject to the conditions stated herein. The Partnership agrees that whenever it determines to sell Units directly to any Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 hereof. Certain terms used herein are defined in Section 20 hereof.

2. Representations and Warranties. The Partnership represents and warrants to, and agrees with, each Manager at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a) Registration. The Partnership meets the requirements for use of Form S-3 under the Act. The Partnership has prepared and filed with the Commission a registration statement (File Number 333-184135) on Form S-3 (including a related Base Prospectus) for registration of the offering and sale of Common Units, including the Units, under the Act, and such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, has become effective. The Partnership has filed with the Commission the Prospectus Supplement relating to the Units in accordance with Rule 424(b). As filed, the Prospectus Supplement contains all information required by the Act and the rules thereunder and, except to the extent the Managers shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Managers prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, at each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153, or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, met or will meet the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3, which were filed under the Exchange

Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference. If the Partnership files a successor registration statement with respect to the Units, after the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective. As used herein, the term “Incorporated Documents” means the documents that at the time are incorporated by reference in the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus or any amendment or supplement thereto.

(b) No Material Misstatements or Omissions in Registration Statement. On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically, deemed to be delivered pursuant to Rule 153 or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Units, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder, and did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representations or warranties as to any statement contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Partnership by any of the Managers specifically for use with respect to the Registration Statement or the Prospectus (or any supplement thereto), which information is specified in Section 19.

(c) Ineligible Issuer. For purposes of each offering of the Units pursuant to transactions under this Agreement that are not firm commitment underwritings, the Partnership will be an “ineligible issuer” (as defined in Rule 405 of the Act) as of each relevant eligibility determination date for purposes of Rules 164 and 433 under the Act.

(d) No Other Prospectus. Prior to the execution of this Agreement, the Partnership has not, directly or indirectly, offered or sold any Units by means of any “prospectus” (in each case within the meaning of the Act) or used any “prospectus” (in each case within the meaning of the Act) in connection with the offer or sale of Units, and from and after the execution of this Agreement, the Partnership will not, directly or indirectly, offer or sell any Units pursuant to this Agreement by means of any “prospectus” (within the meaning of the Act) or use any “prospectus” (within the meaning of the Act) in connection with any such offer or sale of the Units, other than the Prospectus, as amended or supplemented from time to time in accordance with the provisions of this Agreement; the Partnership has not, directly or indirectly, prepared, used or referred to any Issuer Free Writing Prospectus, as defined in Rule 433, in connection with offers or sales of Units pursuant to this Agreement.

(e) Proceedings under the Act. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Partnership is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Units.

(f) Regulation M. The Common Units are an “actively traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(g) Market Stabilization. Except as stated in this Agreement, any Terms Agreement and the Prospectus, the Partnership has not taken, nor will it take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Units.

(h) Other Sales Agency Agreements. Except pursuant to this Agreement, the Partnership has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Units in accordance with Rule 415(a)(4) of the Act.

(i) Brokers. Except pursuant to this Agreement, there is no broker, finder or other party that is entitled to receive from the Partnership any brokerage or finder’s fee or other fee or commission as a result of any transactions contemplated by this Agreement.

(j) Formation and Qualification of Certain Entities. Each of the Partnership, PAA GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner”), Plains AAP, L.P., a Delaware limited partnership and the sole member of the General Partner (“Plains AAP”), Plains All American GP LLC, a Delaware limited liability company and the general partner of Plains AAP (“GP

LLC” and, collectively with the General Partner and Plains AAP, the “GP Entities”), and the subsidiaries of the Partnership listed on Schedule I attached hereto (as updated from time to time with any affirmation of this representation, collectively, the “Material Subsidiaries”) has been duly formed or incorporated and is validly existing in good standing as a limited partnership, limited liability company, corporation or unlimited liability company under the laws of its respective jurisdiction of formation or incorporation with full corporate, partnership, limited liability company or unlimited liability company power and authority, as the case may be, to own or lease its properties and to conduct its business, in each case in all material respects, as disclosed in the Prospectus. Each of the Partnership, the GP Entities and the Material Subsidiaries is duly registered or qualified as a foreign corporation, limited partnership, limited liability company or unlimited liability company, as the case may be, and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure so to register or qualify would not (i) reasonably be expected to have a material adverse effect upon the condition (financial or other), business, prospects, properties, net worth or results of operations of the Partnership’s direct or indirect majority owned subsidiaries (collectively, the “Subsidiaries”) and the Partnership (collectively, the “Plains Entities”), taken as a whole (a “Material Adverse Effect”), or (ii) subject the limited partners of the Partnership to any material liability or disability.

(k) General Partners. Each Plains Entity or GP Entity that serves as a general partner of another Plains Entity or GP Entity has full corporate or limited liability company power and authority, as the case may be, to serve as general partner of such Plains Entity or GP Entity, in each case in all material respects, as disclosed in the Prospectus.

(l) Ownership of Interests in the Partnership, the General Partner and Plains AAP. The GP Entities hold the general partner and membership interests, as disclosed in the Prospectus; all of such interests have been duly authorized and validly issued in accordance with their respective limited partnership or limited liability company agreement, as applicable, and all the membership interests in the General Partner are fully paid (to the extent required under the Limited Liability Company Agreement of the General Partner (as the same may be amended or restated prior to the date of determination, such agreement being referred to herein as the “General Partner LLC Agreement”)) and nonassessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and such general partner and membership interests held by the GP Entities are owned free and clear of all liens, encumbrances, security interests, equities, charges or claims (“Liens”), except (i) as disclosed in the Prospectus or (ii) such as would not reasonably be expected to result in a change of control of the Partnership or reasonably be expected to materially adversely affect the ability of the Plains Entities considered as a whole to conduct their businesses as currently conducted and as contemplated by the Prospectus to be conducted.

(m) Ownership of the Material Subsidiaries. All of the outstanding shares of capital stock or other equity interests of each Material Subsidiary (a) have been duly authorized and validly issued (in accordance with the agreement or certificate of limited partnership, limited liability company agreement, certificate of formation, certificate or articles of incorporation, bylaws or other similar organizational documents (in each case as in effect on the Execution Date and as the same may be adopted, entered into, amended or restated prior to the date of determination) (the “Organizational Documents”) of such Material Subsidiary), are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such Material Subsidiary) and nonassessable (except (i) in the case of an interest in a Delaware limited partnership or Delaware limited liability company, as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) or Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable, (ii) in the case of an interest in a limited partnership or limited liability company formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited partnership or limited liability company statute, as applicable, and (iii) in the case of an interest in an entity formed under the laws of a foreign jurisdiction, as such nonassessability may be affected by similar provisions of such jurisdiction’s corporate, partnership or limited liability company statute, if any, as applicable) and (b) other than the portion of the limited partner interest in PAA Natural Gas Storage, L.P. held by public or private investors, are owned, directly or indirectly, by the Partnership, free and clear of all Liens, except for such Liens as are not, individually or in the aggregate, material to such ownership or as described in the Prospectus. The Subsidiaries other than the Material Subsidiaries did not, individually or in the aggregate, account for (i) more than 10% of the total assets of the Plains Entities, taken as a whole, as of the most recent fiscal year end or (ii) more than 10% of the net income of the Plains Entities, taken as a whole, for the most recent fiscal year end.

(n) Capitalization. As of the Execution Date, the issued and outstanding limited partner interests of the Partnership consist of 340,410,437 Common Units and the Incentive Distribution Rights (as such capitalized term is defined in the Partnership Agreement). All outstanding Common Units and Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Fourth Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of May 17, 2012 (as amended, the “Partnership Agreement”) and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act). The limited partner interests of the Partnership conform, in all material respects, as to legal matters to the descriptions thereof contained in the Prospectus.

(o) Duly Authorized and Validly Issued Units. At each Applicable Time and at each Settlement Date, the Units to be sold by the Partnership and the limited partner interests represented thereby will be duly authorized in accordance with the Partnership Agreement and, when issued and delivered against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act).

(p) No Preemptive or Other Rights. Except as described in the Prospectus or as provided in the Organizational Documents, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any interests in the Partnership pursuant to any agreement or other instrument to which the Partnership is a party or by which the Partnership may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership, except such rights as have been waived or satisfied. Except (i) as described in the Prospectus and (ii) for awards issued pursuant to the Partnership’s long-term incentive plans, there are no outstanding rights to purchase any Common Units or other equity interests in the Partnership.

(q) Authority. The Partnership has all requisite power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus. At each Settlement Date, all action required to be taken by the Partnership or its partners for (i) the due and proper authorization, execution and delivery of this Agreement, (ii) the authorization, issuance, sale and delivery of the Units and (iii) the consummation of the other transactions contemplated hereby shall have been duly and validly taken.

(r) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Partnership.

(s) Authorization, Execution and Enforceability of the Operating Agreements. The partnership agreement or limited liability company agreement, as applicable, of each of the Partnership, the GP Entities and the Material Subsidiaries has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of such parties thereto, enforceable against the parties thereto in accordance with their respective terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

(t) No Consents. No consent, approval, authorization, filing with or order of any court or governmental agency or body having jurisdiction over any of the Plains Entities or the GP Entities or any of their respective properties is required in connection with the offering, issuance and sale by the Partnership of the Units, the execution delivery and performance of, or the consummation by the Partnership of the transactions contemplated by this Agreement, except (i) such as have been obtained under the Act, (ii) such as may be required under the blue sky laws of any jurisdiction or the by-laws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Units in the manner contemplated herein and in the Prospectus and (iii) such that the failure to obtain or make would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership to consummate the transactions contemplated by this Agreement.

(u) No Conflicts. None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership, or the consummation of the transactions contemplated by this Agreement (i) conflicts or will conflict with or constitutes or will constitute a violation of the Organizational Documents of the Partnership, any of the GP Entities or any of the Material Subsidiaries, (ii) conflicts or will conflict with or constitutes or will constitute a breach or violation of, a change of control or a default under (or an event that, with notice or lapse of time or both, would constitute such an event), any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Partnership, any of the GP Entities or any of the Material Subsidiaries is a party or by which any of them or any of their respective properties may be bound, (iii) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to the Partnership, any of the GP Entities or any of the Material Subsidiaries or any of their properties in a proceeding to which any of them or their property is a party or (iv) results or will result in the creation or imposition of any Lien upon any property or assets of the Partnership, any of the GP Entities or any of the Material Subsidiaries, which conflicts, breaches, violations, defaults or Liens, in the case of clauses (ii), (iii) or (iv), would reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership to consummate the transactions contemplated by this Agreement.

(v) Financial Statements. The financial statements (including the related notes and supporting schedules) and other financial information included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) present fairly in all material respects the financial position, results of operations and cash flows of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except to the extent disclosed therein. The summary and selected historical financial information included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto) is accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which it has been derived, except as described therein. The pro forma financial statements and other pro forma financial information, if any, included or incorporated by reference in the Registration Statement and the Prospectus (i) present fairly in all material respects the information shown therein, (ii) have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and (iii) have been properly computed on the bases described therein. The assumptions used in the preparation of the pro forma financial statements and other pro forma financial information, if any, included or incorporated by reference in the Registration Statement and the Prospectus are reasonable, and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements or schedules of the Partnership are required by the Act or the Exchange Act to be included in the Registration Statement or the Prospectus.

(w) No Legal Actions. Except as described in the Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of the Partnership, threatened, to which any of the Plains Entities or the GP Entities is or may be a party or to which the business or property of any of the Plains Entities or the GP Entities is or may be subject, and (ii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Plains Entities or the GP Entities is or may be subject, in the case of each of clauses (i) and (ii) that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect or prevent or result in the suspension of the offering and issuance of the Units.

(x) No Default. (i) None of the Partnership, the GP Entities or the Material Subsidiaries is in violation of its Organizational Documents in any material respect; (ii) none of the Partnership, the GP Entities or the Material Subsidiaries is in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it and (iii) none of the Partnership, the GP Entities or the Material Subsidiaries is in breach, default (or an event that, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of (ii) and (iii) would, if continued, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership to perform its obligations under this Agreement.

(y) Independent Registered Public Accounting Firm. PricewaterhouseCoopers LLP (the “Accountants”), which has certified the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus (and any amendment or supplement thereto), is an independent registered public accounting firm with respect to the GP Entities and the Partnership and its consolidated subsidiaries as required by the Act and the Public Company Accounting Oversight Board.

(z) No Material Adverse Changes. None of the Plains Entities or the GP Entities has sustained, since the date of the latest audited financial statements included in the Registration Statement and the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, investigation, order or decree, other than as set forth or contemplated in the Registration Statement and the Prospectus and other than as would not reasonably be expected to have a Material Adverse Effect. Except as disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (i) any Material Adverse Effect, or any development that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) any transaction which is material to the Plains Entities or the GP Entities taken as a whole, other than transactions in the ordinary course of business as such business is described in the Registration Statement and the Prospectus or (iii) any dividend or distribution of any kind, other than quarterly distributions of Available Cash (as defined in the Partnership Agreement) and other than dividends or distributions from any Subsidiary to another Subsidiary or the Partnership or from a GP Entity to its members or other equity owners, declared, paid or made on the security interests of any of the Plains Entities or the GP Entities, in each case other than as set forth in the Registration Statement and the Prospectus.

(aa) Required Disclosures and Descriptions. There are no legal or governmental proceedings pending or, to the knowledge of the Partnership, threatened, against any of the Plains Entities or the GP Entities, or to which any of the Plains Entities or the GP Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement or the Prospectus but are not described as required, and there are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act or the Exchange Act.

(bb) Title to Properties. The Plains Entities, directly or indirectly, have good and indefeasible title to all real property and good title to all personal property described in the Prospectus as being owned by them, free and clear of all Liens except (i) as provided in the Third Amended and Restated Credit Agreement dated August 19, 2011, as amended, among Plains Marketing, L.P., Bank of America, N.A., as administrative agent thereunder, and the lenders from time to time party thereto, described in the Prospectus and (ii) such as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and all real property and buildings held under lease by the Plains Entities are held, directly or indirectly, under valid and subsisting and enforceable leases with such exceptions as would not reasonably be expected to have a Material Adverse Effect, as described in the Prospectus.

(cc) Permits. Each of the Plains Entities, directly or indirectly, has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“Permits”) as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such Permits the failure of which to have obtained would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and none of the Plains Entities has received, directly or indirectly, any notice of proceedings relating to the revocation or modification of any such permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus.

(dd) Rights-of-Way. Each of the Plains Entities, directly or indirectly, has such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus and except for such rights-of-way the failure of which to have obtained would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; each of the Plains Entities, directly or indirectly, has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such failures to perform, revocations, terminations and impairments that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, subject in each case to such qualification as may be set forth in the Prospectus.

(ee) Investment Company. None of the Plains Entities is now, and after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Prospectus under the caption “Use of Proceeds,” none of the Plains Entities will be, (i) an “investment company” or a company “controlled by” an “investment company,” each within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), (ii) a “gas utility,” within the meaning of Tex. Util. Code § 121.001 or (iii) a “public utility” or “utility” within the meaning of the Public Utility Regulatory Act of Texas or under similar laws of any state in which any such Plains Entity does business; other than in respect of any Plains Entity that is under the jurisdiction of the California Public Utility Commission.

(ff) Environmental Compliance. Except as described in the Prospectus, none of the Plains Entities, directly or indirectly, has violated any environmental, safety, health or similar law or regulation applicable to its business relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), or lacks any permits, licenses or other approvals required of them under applicable Environmental Laws to own, lease or operate their properties and conduct their business as described in the Prospectus or is violating any terms and conditions of any such permit, license or approval, which in each case would reasonably be expected to have a Material Adverse Effect.

(gg) No Labor Disputes. No labor dispute with the employees of any of the Plains Entities or the GP Entities exists or, to the knowledge of the Partnership, is imminent, that would reasonably be expected to have a Material Adverse Effect.

(hh) Insurance. The Partnership maintains or is entitled to the benefits of insurance covering its properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect it and its businesses in a manner consistent with other businesses similarly situated. All such insurance is outstanding and duly in force on the Execution Date and will be outstanding and duly in force on each applicable Settlement Date, except for such insurance for which the failure to be outstanding and duly in force would not reasonably be expected to have a Material Adverse Effect.

(ii) Distribution Restrictions. No Subsidiary is currently prohibited, directly or indirectly, from making any distributions to the Partnership or another Subsidiary, from making any other distribution on such Subsidiary’s equity interests, from repaying to the Partnership or its affiliates any loans or advances to such Subsidiary from the Partnership or its affiliates or from transferring any of such Subsidiary’s property or assets to the Partnership or any other Subsidiary, except (i) as described in or contemplated by the Prospectus, (ii) as provided in the Credit Agreement dated August 19, 2011 among PAA Natural Gas Storage, L.P., Bank of America, N.A. and the other lenders from time to time party thereto, as amended, (iii) such prohibitions mandated by the laws of each such Subsidiary’s state of formation and the terms of any such Subsidiary’s Organizational Documents and (iv) where such prohibition would not reasonably be expected to have a Material Adverse Effect.

(jj) No Distribution of Other Offering Materials. None of the Plains Entities or the GP Entities has distributed and, prior to the latest Settlement Date, will not distribute, any prospectus (as defined under the Securities Act) in connection with the offering and sale of the Units other than the Prospectus or other materials, if any, permitted by the Securities Act, including Rule 134 under the Securities Act.

(kk) NYSE Listing of Common Units. The Common Units are listed on the New York Stock Exchange (the “NYSE”), and prior to each Settlement Date, the Units to be issued on such Settlement Date will be approved for listing on the NYSE subject only to official notice of issuance.

(ll) Books and Records; Accounting Controls. The Partnership maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(mm) Sarbanes-Oxley Act. The Partnership and, to the knowledge of the Partnership, the directors and officers of GP LLC in their capacities as such, are in compliance in all material respects with all applicable and effective provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder.

(nn) Disclosure Controls. The Partnership maintains disclosure controls and procedures (to the extent required by and as such term is defined in Rules 13a-15 and 15d-15 under the Exchange Act), that (i) are designed to provide reasonable assurance that material information relating to the Partnership, including its consolidated subsidiaries, is recorded, processed, summarized and communicated to the principal executive officer, the principal financial officer and other appropriate officers of GP LLC to allow for timely decisions regarding required disclosure, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) have been evaluated for effectiveness as of the end of the Partnership’s most recent fiscal quarter; and (iii) are effective in all material respects to perform the functions for which they are established.

(oo) No Deficiency in Internal Controls. Based on the evaluation of its disclosure controls and procedures conducted in connection with the preparation and filing of the Partnership’s most recently-filed Annual Report on Form 10-K, the Partnership is not aware of (i) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting that are likely to adversely affect its ability to record, process, summarize and report financial data; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls over financial reporting of the Partnership.

(pp) FCPA. None of the Plains Entities or the GP Entities nor, to the knowledge of the Partnership, any director, officer, agent or employee of the Plains Entities or the GP Entities (in their capacity as director, officer, agent or employee) is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(qq) Money Laundering Laws. No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Plains Entities or the GP Entities that involve allegations of money laundering is pending or, to the knowledge of the Partnership, threatened.

(rr) OFAC. None of the Plains Entities or the GP Entities nor, to the knowledge of the Partnership, any director, officer or employee of the Plains Entities or the GP Entities (in their capacity as director, officer or employee) has received notice that it is subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

(ss) Use of Proceeds. Except as disclosed in the Registration Statement and the Prospectus, the Partnership does not intend to use any of the proceeds from the sale of the Units hereunder to repay any outstanding debt owed to any lender known to the Partnership to be an affiliate of any of the Managers.

(tt) XBRL. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

The applicable statements made in any certificate signed by any officer of the Partnership and delivered to any Manager in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to such Manager.

3. Sale and Delivery of Units.

(a) Sale of Offered Units by the Managers, as Sales Agents. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Partnership agrees to issue and sell Units from time to time through the Managers, acting as sales agents, and each Manager agrees to use its reasonable efforts to sell, as sales agent for the Partnership, the Units on the following terms.

(i) The Units are to be sold by one of the Managers on a daily basis or otherwise as shall be agreed to by the Partnership and such Manager on any day that (A) is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Partnership has instructed such Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Partnership has satisfied its obligations under Section 6 hereof. The Partnership will designate the maximum amount of the Units to be sold by such Manager daily as agreed to by such Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Unit at which such Units may be sold. Subject to the terms and conditions hereof, such Manager shall use its reasonable efforts to sell on a particular day all of the Units designated for the sale by the Partnership on such day. The gross sales price of the Units sold under this Section 3(a) shall be the market price for the Units sold by such Manager under this Section 3(a) on the NYSE at the time of sale of such Units. For the avoidance of doubt, the Partnership shall submit instructions to sell Units to only one Manager, if any, on any single trading day.

(ii) The Partnership acknowledges and agrees that (A) there can be no assurance that any Manager will be successful in selling the Units, (B) no Manager will incur any liability or obligation to the Partnership or any other person or entity if such Manager does not sell Units for any reason other than a failure by such Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Units as required under this Agreement, and (C) each Manager shall be under no obligation to purchase Units on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by such Manager and the Partnership.

(iii) The Partnership shall not authorize the issuance and sale of, and the relevant Manager shall not be obligated to use its reasonable efforts to sell, any Units at a price lower than the minimum price therefor designated from time to time by the Board of Directors (the “Board”) of GP LLC, a duly authorized committee thereof, or any individual to whom such authority has been duly and properly delegated by the Board or a duly authorized committee thereof, and notified to such Manager in writing. The Partnership or any Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend or terminate the offering of the Units with respect to which such Manager is acting as sales agent for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’

respective obligations with respect to the Units sold hereunder prior to the giving of such notice. During any such period of suspension, the Partnership shall not be obligated to deliver (or cause to be delivered) any of the documents referred to in Sections 4(l), (m), (n), (o) or (q), be deemed to affirm any of the representations or warranties contained in this Agreement pursuant to Section 3(a)(viii) or Section 4(v) hereof, or be obligated to conduct any due diligence session as referred to in Section 4(r) until the termination of the suspension and the recommencement of the offering of the Units pursuant to this Agreement (which recommencement shall constitute a Representation Date, as defined in Section 4(l)). For the avoidance of doubt, any period during which the Partnership has not provided instructions with respect to the sale of Units pursuant to Section 3(a)(i) hereof, or any period during which such instruction provided thereunder has been properly revoked by the Partnership, shall not be deemed a suspension of the program under this Agreement.

(iv) Each Manager hereby covenants and agrees not to make any sales of the Units on behalf of the Partnership pursuant to this Section 3(a), other than (A) by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 (such transactions are hereinafter referred to as “Continuous Offerings”) and (B) such other sales of the Units on behalf of the Partnership in its capacity as agent of the Partnership as shall be agreed by the Partnership and such Manager pursuant to a Terms Agreement.

(v) The compensation to each Manager for sales of the Units with respect to which such Manager acts as sales agent under this Agreement shall be up to 2.0% of the gross sales price of the Units sold pursuant to this Section 3(a) and payable as described in the succeeding subsection (vi) below. The foregoing rate of compensation shall not apply when such Manager acts as principal, in which case the Partnership may sell Units to such Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales (the “Transaction Fees”), shall constitute the net proceeds due to the Partnership for such Units (the “Net Proceeds”).

(vi) Each Manager shall provide written confirmation (which may be by facsimile or electronic mail) to the Partnership following the close of trading on the NYSE each day in which the Units with respect to which such Manager is acting as sales agent are sold under this Section 3(a), setting forth the number of the Units sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Partnership, and the compensation payable by the Partnership to such Manager with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from such Manager to the Partnership, with payment to be made by the Partnership promptly after its receipt thereof.

(vii) Settlement for sales of the Units pursuant to this Section 3(a) will occur on the third business day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Units sold through a Manager for settlement on such date shall be issued and delivered by or on behalf of the Partnership to such Manager against payment of the aggregate gross sales proceeds less any Transaction Fees for the sale of such Units. Settlement for all such Units shall be effected by free delivery of the Units to such Manager’s or such Manager’s designee’s account at The Depository Trust & Clearing Corporation (“DTC”) in return for payments in same day funds delivered to the Partnership by federal funds wire transfer to the account designated by the Partnership. If the Partnership or its transfer agent shall default on the obligation to deliver the Units on any Settlement Date, the Partnership shall (A) indemnify and hold such Manager harmless against any loss, claim or damage arising from or as a result of such default by the Partnership and (B) pay such Manager any commission to which it would otherwise be entitled absent such default. If a Manager breaches this Agreement by failing to deliver the aggregate gross sales proceeds less any Transaction Fees to the Partnership on any Settlement Date for the Units delivered by the Partnership, such Manager will pay the Partnership interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to such Manager.

(viii) At each Applicable Time, Settlement Date, and Representation Date (as defined in Section 4(l) hereof), the Partnership shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, but modified to incorporate the disclosures contained in the Registration Statement and the Prospectus, in each case as amended or supplemented as of such date. Any obligation of any Manager to use its reasonable efforts to sell the Units on behalf of the Partnership shall be subject to the continuing accuracy of the representations and warranties of the Partnership herein (as modified in the manner described above), to the performance by the Partnership of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 hereof.

(b) Sale of Offered Units by a Manager, as Principal. If the Partnership wishes to issue and sell the Units pursuant to this Agreement but other than as set forth in Section 3(a) hereof (each, a “Placement”), it will notify a Manager of the proposed terms of such Placement. If such Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Partnership wishes to accept amended terms, such Manager and the Partnership will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Partnership or such Manager unless and until the Partnership and such Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c) Terms Agreement. Each sale of the Units to a Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Units to, and the purchase thereof by, such Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Units by such Manager. The commitment of such Manager to purchase the Units pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Partnership herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Units to be purchased by such Manager pursuant thereto, the price to be paid to the Partnership for such Units, any provisions relating to rights of, and default by, underwriters acting together with such Manager in the reoffering of the Units, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Units. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 hereof and any other information or documents required by such Manager.

(d) Limitations on Number and Amount of Offered Units Sold. Under no circumstances shall the number and aggregate amount of the Units sold pursuant to this Agreement and any Terms Agreement exceed (i) the aggregate amount set forth in Section 1, (ii) the number of Common Units available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Units, if any, authorized to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to each Manager in writing.

(e) Regulation M. If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Units, it shall promptly notify the other party and sales of the Units under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

4. Agreements. The Partnership agrees with each Manager that:

(a) Filing of Amendment or Supplement. During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Partnership will advise the Managers promptly of any amendment or supplement to the Registration Statement or the Prospectus which is proposed to be filed (other than any amendment or supplement which does not relate to the sale of the Units and not including any reports or documents and any preliminary or definitive proxy or information statement required to be filed by the Partnership with the Commission in order to comply with the Exchange Act) and to provide the Managers reasonable opportunity to review the same. The Partnership has properly completed the Prospectus, in a form approved by the Managers, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, and will file such supplement with the Commission pursuant to the applicable paragraph of

Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Managers of such timely filing. The Partnership will promptly advise the Managers (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement relating to the Units shall have been filed with the Commission, (ii) when, during any period when the delivery of a prospectus (whether physically, deemed to be delivered pursuant to Rule 153, or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Units, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement relating to the Units, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Partnership will use its reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) Notice of Ineligibility. If at any time when Units remain unsold by the Managers, the Partnership receives from the Commission a notice or otherwise ceases to be eligible to use Form S-3, the Partnership will promptly notify the Managers, and the Partnership will not give any Manager instructions to sell Units under this Agreement until such time as the Partnership is again eligible to use Form S-3 for such purpose.

(c) Notice of Material Changes. If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Partnership will (i) notify promptly the Managers so that any use of the Prospectus may cease until it is amended or supplemented; (ii) amend or supplement the Prospectus to correct such statement or omission; and (iii) supply any amendment or supplement to each Manager in such quantities as such Manager may reasonably request.

(d) Material Misstatements or Omissions in Prospectus. During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) under the Act, if any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Partnership promptly will (i) notify the Managers of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to each Manager in such quantities as such Manager may reasonably request.

(e) Reports to Security Holders. In accordance with Section 11(a) of the Act and Rule 158, the Partnership will make generally available to its security holders an earnings statement (which need not be audited) in reasonable detail covering the 12-month period beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of the Registration Statement as soon as practicable after the end of such period.

(f) Signed Copies of Registration Statement. The Partnership will make available to each Manager, without charge, signed copies of the Registration Statement and, so long as delivery of a prospectus by such Manager or a dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and any amendments or supplement thereto as such Manager may reasonably request. The Partnership will pay the expenses of printing or other production of all documents relating to the offering.

(g) Qualification. The Partnership will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Managers may designate and will maintain such qualifications in effect so long as required for the distribution of the Units; provided that in no event shall the Partnership be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

(h) No Issuer Free Writing Prospectus. Each of the Partnership and the Managers agree that it has not made and will not make any offer relating to the Units that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Partnership with the Commission or retained by the Partnership under Rule 433.

(i) Limitations on Sale of Common Units. At any time that sales of the Units have been made but not settled or at any time the Partnership has outstanding with any Manager any instructions to sell the Units but such instructions have not been fulfilled or cancelled, the Partnership will not, without giving such Manager at least three Business Days prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction, (i) offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction that is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Partnership or any of its controlled affiliates), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any Common Units or any securities that are convertible into, or exercisable or exchangeable for, or that represent the right to receive, Common Units or any securities that are senior to or pari passu with Common Units, or publicly announce an intention to effect any such transaction, or (ii) grant any options or warrants to purchase Common Units; provided, however, (A) the Partnership may issue the Units pursuant to this Agreement or any Terms Agreement; (B) the Partnership may file a registration statement on Form S-8 or issue and sell Common Units or securities convertible into or exchangeable for Common Units pursuant to any long-term incentive plan, employee unit option plan, unit ownership plan or dividend reinvestment plan of the Partnership (or adopted by a GP Entity) in effect at the Applicable Time; and (C) the Partnership may issue or deliver Common Units issuable upon the conversion, vesting or exercise of securities (including long-term incentive plan awards, options and warrants) outstanding at the Applicable Time. In the event that notice of a proposed sale is provided by the Partnership pursuant to this Section 4(i), such Manager may (and shall if requested by the Partnership) suspend activity under this program for such period of time as may be requested by the Partnership or as may be deemed appropriate by such Manager.

(j) Market Stabilization. Except as stated in this Agreement, any Terms Agreement and the Prospectus, the Partnership has not taken, nor will it (i) take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Units to facilitate the sale or resale of the Units or (ii) sell, bid for, purchase or pay any person any compensation for soliciting purchases of the Units.

(k) Notifications to Managers. The Partnership will, at any time during the term of this Agreement, as supplemented from time to time, advise the Managers immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document which has been previously provided to the Managers pursuant to Section 6 herein.

(l) Certificates. Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than an amendment or supplement effected by the filing with the Commission of any document incorporated by reference therein which shall be subject to the provisions of clauses (ii) and (iv) below, any prospectus supplement filed pursuant to Rule 424(b) pursuant to Section 4(bb) hereof or a prospectus supplement relating solely to the offering of securities other than the Units), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless any Manager shall otherwise reasonably request), (iii) the Units are delivered to any Manager as principal at the Time of Delivery pursuant to a Terms Agreement, or (iv) otherwise as any Manager may reasonably request and upon reasonable advance notice to the Partnership (such commencement or recommencement date and each such date referred to in subsection (i), (ii), (iii) and (iv) herein, each a “Representation Date”), the Partnership shall furnish or cause to be furnished to the Managers (or, in the case of subclause (iii) above, the relevant Manager party to the Terms Agreement) forthwith a certificate dated and delivered on the Representation Date, in form satisfactory to the Managers (or, in the case of subclause (iii) above, the relevant Manager party to the Terms Agreement) to the effect that the statements contained in the certificate referred to in Section 6(b) hereof which were last furnished to the Managers (or, in the case of subclause (iii) above, the relevant Manager party to the Terms Agreement) are true and correct as of such Representation Date, as though made at and as of such time (except that such certificate shall state that such statements (including with respect to the representations and warranties contained herein) shall be deemed modified to incorporate the disclosures contained in the Registration Statement and the Prospectus, in each case as amended or supplemented as of such date) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(b), modified as described immediately above to the time of delivery of such certificate.

(m) Opinion of Partnership Counsel. At each Representation Date, the Partnership shall furnish or cause to be furnished forthwith to the Managers (or, in the case of a Representation Date of the type described in Section 4(l)(iii), the relevant Manager party to the Terms Agreement) a written opinion of Vinson & Elkins L.L.P., counsel for the Partnership (“Partnership Counsel”), or other counsel satisfactory to the Managers, dated as of the Representation Date, in form and substance satisfactory to the Managers (or, in the case of a Representation Date of the type described in Section 4(l)(iii), the relevant Manager party to the Terms Agreement), of the same tenor as the opinion referred to in Section 6(c) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to the time of delivery of such opinion.

(n) Opinion of General Counsel. At each Representation Date, the Partnership shall furnish or cause to be furnished forthwith to the Managers (or, in the case of a Representation Date of the type described in Section 4(l)(iii), the relevant Manager party to the Terms Agreement) a written opinion of the general counsel for GP LLC (“General Counsel”), dated as of the Representation Date, in form and substance satisfactory to the Managers (or, in the case of a Representation Date of the type described in Section 4(l)(iii), the relevant Manager party to the Terms Agreement), of the same tenor as the opinion referred to in Section 6(d) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus, in each case, as amended and supplemented to the time of delivery of such opinion.

(o) Opinion of Canadian Counsel. At each Representation Date, the Partnership shall furnish or cause to be furnished forthwith to the Managers (or, in the case of a Representation Date of the type described in Section 4(l)(iii), the relevant Manager party to the Terms Agreement) a written opinion of special internal Canadian counsel for the Partnership (“Canadian Counsel”), dated as of the Representation Date, in form and substance satisfactory to the Managers (or, in the case of a Representation Date of the type described in Section 4(l)(iii), the relevant Manager party to the Terms Agreement), of the same tenor as the opinion referred to in Section 6(e) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus, in each case as amended and supplemented to the time of delivery of such opinion.

(p) Opinion of Managers’ Counsel. At each Representation Date, Baker Botts L.L.P., counsel for the Managers (“Managers’ Counsel”), shall deliver a written opinion, dated as of the Representation Date, in form and substance satisfactory to the Managers (or, in the case of a Representation Date of the type described in Section 4(l)(iii), the relevant Manager party to the Terms Agreement), of the same tenor as the opinion referred to in Section 6(f) hereof, but modified as necessary to relate to the Registration Statement and the Prospectus, in each case, as amended and supplemented to the time of delivery of such opinion.

(q) Letter of Independent Accountants. Upon commencement of the offering of the Units under this Agreement (and upon the recommencement of the offering of the Units under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional or amended financial information, (ii) the Units are delivered to any Manager as principal at the Time of Delivery pursuant to a Terms Agreement, (iii) the Partnership files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iv) at any Manager’s request and upon reasonable advance notice to the Partnership, there is filed with the Commission any document which contains financial information (other than a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K) incorporated by reference into the Prospectus, the Partnership shall cause the Accountants, or other independent accountants satisfactory to the Managers or, in the case of subclause (ii) above, the relevant Manager party to the Terms Agreement forthwith, to furnish, as promptly as practicable after such date, the Managers or, in the case of subclause (ii) above, the relevant Manager party to the Terms Agreement a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the Managers or, in the case of subclause (ii) above, such Manager, of the same tenor as the letter referred to in Section 6(g) hereof but modified to incorporate the disclosures contained in the Registration Statement and the Prospectus, in each case as amended or supplemented as of such date.

(r) Due Diligence. At each Representation Date, if reasonably requested by the Managers, the Partnership will conduct a due diligence session, in form and substance satisfactory to such Manager, which shall include representatives of the management and the independent accountants of the Partnership. The Partnership shall cooperate timely with any reasonable due diligence request from or review conducted by the Managers or their agents from time to time in connection with the transactions contemplated by this

Agreement, including, without limitation, providing information and available documents and access to appropriate officers and the Partnership’s agents during regular business hours and at the Partnership’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Partnership, its officers and its agents, as the Managers may reasonably request.

(s) Managers Trading. The Partnership consents to each Manager trading in the Common Units for such Manager’s own account and for the account of its clients at the same time as sales of the Units occur pursuant to this Agreement or pursuant to a Terms Agreement.

(t) Disclosures in Periodic Reports. The Partnership will disclose in its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and in any other filings made by the Partnership where the Commission may require the Partnership to disclose such information, the number of Units sold to or through the Managers under this Agreement, the Net Proceeds to the Partnership and the compensation paid by the Partnership with respect to sales of Units pursuant to this Agreement during the relevant quarter.

(u) Failure of Certain Conditions. If to the knowledge of the Partnership, the conditions set forth in Sections 6(a) or 6(h) hereof shall not be true and correct on the applicable Settlement Date, the Partnership will offer to any person who has agreed to purchase Units from the Partnership as the result of an offer to purchase solicited by any Manager the right to refuse to purchase and pay for such Units.

(v) Affirmation of Representations and Warranties. At each Applicable Time, Settlement Date, Representation Date, upon each execution and delivery by the Partnership of a Terms Agreement, and at each Time of Delivery, the Partnership shall be deemed to have made an affirmation to the Managers that the representations and warranties of the Partnership contained in or made pursuant to this Agreement are true and correct as of such date, as though made at and as of such date (except that such representations and warranties shall be deemed modified to incorporate the disclosures contained in the Registration Statement and the Prospectus, in each case as amended or supplemented as of such date).

(w) Partnership Authority. The Partnership shall ensure prior to instructing any Manager to sell Units that (i) the Partnership shall have obtained all necessary partnership authority for the offer and sale of such Units, (ii) there are at all times sufficient Common Units to provide for the issuance, free of any preemptive rights, of the maximum aggregate number of Units authorized for issuance pursuant to the terms of this Agreement.

(x) NYSE Listing. The Partnership will use its reasonable efforts to effect the listing of the Units for trading on the NYSE, subject to notice of issuance, and to maintain such listing.

(y) Exchange Act Filings. During any period when the delivery of a prospectus relating to the Units is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Partnership will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(z) DTC. The Partnership shall cooperate with the Managers and use its reasonable efforts to permit the Units to be eligible for clearance and settlement through the facilities of DTC.

(aa) Use of Proceeds. The Partnership will apply the Net Proceeds from the sale of the Units in the manner set forth in the Prospectus Supplement.

(bb) Rule 424 Filings. The Partnership will make all filings with respect to the Units required to be filed by the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by Rule 424.

5. Payment of Expenses. The Partnership agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto) and the Prospectus, and any amendment or supplement thereto; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement and the Prospectus, and each amendment or supplement to either of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Units; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Units, including any stamp or transfer taxes in connection with the original issuance and sale of the Units; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Units; (v) the registration of the Units under the Exchange Act and the listing of the Units on the NYSE; (vi) any registration or qualification of the Units for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of Managers’ Counsel relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of Managers’ Counsel relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Partnership representatives in connection with presentations to prospective purchasers of the Units; (ix) the fees and expenses of the Partnership’s accountants and the fees and expenses of counsel (including local and special counsel) for the Partnership and the reasonable fees and expenses of counsel for the Managers; and (x) all other costs and expenses incident to the performance by the Partnership of its obligations hereunder. It is understood, however, that except as provided in Sections 3(a)(v) and 7 hereof, each Manager will pay all of its own out-of-pocket costs and expenses incurred in connection with entering into this Agreement and the transactions contemplated by this Agreement.

6. Conditions to the Obligations of the Managers. The obligations of each Manager under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Partnership contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) to the performance by the Partnership of its obligations hereunder and (iii) the following additional conditions:

(a) The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Units; any material required to be filed by the Partnership pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Partnership shall have furnished or caused to be furnished to the Managers (or, in the case of a Representation Date of the type described in Section 4(l)(iii), the relevant Manager party to the Terms Agreement), on every date specified in Section 4(l) hereof, a certificate of the Partnership, signed on behalf of the Partnership by any two of the Chief Executive Officer, any President, any Executive Vice President, any Senior Vice President or any Vice President of GP LLC, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i) subject to modification to incorporate the disclosures contained in the Registration Statement and the Prospectus, in each case as amended or supplemented as of such date, the representations and warranties of the Partnership in this Agreement are true and correct on and as of such date with the same effect as if made on such date; and the Partnership has complied in all material respects (except with respect to agreements and conditions that are qualified by materiality, which shall be true and correct in all respects) with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Partnership’s knowledge, threatened; and

(iii) since the date of the most recent financial statements included in the Prospectus, there has not been any change, or any development involving a prospective change, in the partnership interests, capital stock, or long-term debt of the Partnership or any of its subsidiaries that would reasonably be expected to cause a Material Adverse Effect, or any change in the general affairs, management, financial position, results of operations, cash flows or working capital of the Partnership and its subsidiaries, whether or not arising from transactions in the ordinary course of business, that would reasonably be expected to cause a Material Adverse Effect, other than as set forth in or contemplated by the Prospectus.

(c) The Partnership shall have requested and caused the Partnership Counsel to furnish to the Managers (or, in the case of a Representation Date of the type described in Section 4(l)(iii), the relevant Manager party to the Terms Agreement), on every date specified in Section 4(m) hereof, its opinion, dated as of such date and addressed to the Managers (or, in the case of a Representation Date of the type described in Section 4(l)(iii), the relevant Manager party to the Terms Agreement), in the form set forth in Annex II hereto.

(d) The Partnership shall have furnished to the Managers (or, in the case of a Representation Date of the type described in Section 4(l)(iii), the relevant Manager party to the Terms Agreement), on every date specified in Section 4(n) hereof, an opinion of the General Counsel, dated as of such date and addressed to the Managers (or, in the case of a Representation Date of the type described in Section 4(l)(iii), the relevant Manager party to the Terms Agreement), in the form set forth in Annex III hereto.

(e) The Partnership shall have furnished to the Managers (or, in the case of a Representation Date of the type described in Section 4(l)(iii), the relevant Manager party to the Terms Agreement), on every date specified in Section 4(o) hereof, an opinion of Canadian Counsel, dated as of such date and addressed to the Managers (or, in the case of a Representation Date of the type described in Section 4(l)(iii), the relevant Manager party to the Terms Agreement), in the form set forth in Annex IV hereto.

(f) The Managers (or, in the case of a Representation Date of the type described in Section 4(l)(iii), the relevant Manager party to the Terms Agreement) shall have received from Managers’ Counsel on every date specified in Section 4(p) hereof, such opinion or opinions, dated as of such date and addressed to the Managers (or, in the case of a Representation Date of the type described in Section 4(l)(iii), the relevant Manager party to the Terms Agreement), with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Managers (or, in the case of a Representation Date of the type described in Section 4(l)(iii), the relevant Manager party to the Terms Agreement) may reasonably require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g) The Partnership shall have requested and caused the Accountants to have furnished to the Managers or, in the case of Section 4(q)(ii), the relevant Manager party to the Terms Agreement, on every date specified in Section 4(q) hereof and to the extent reasonably requested by the Managers or, in the case of Section 4(q)(ii), the relevant Manager party to the Terms Agreement, with advance notice to the Partnership in connection with any offering of the Units, letters (which may refer to letters previously delivered to the Managers or, in the case of Section 4(q)(ii), the relevant Manager party to the Terms Agreement) containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus, dated as of such date, in form and substance satisfactory to the Managers or, in the case of Section 4(q)(ii), the relevant Manager party to the Terms Agreement; provided that the cut-off date for the procedures performed by such accountants and described in such letters shall be a date not more than five days prior to the date of such letter.

(h) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have occurred (i) any change, or any development involving a prospective change that would reasonably be expected to have a Material Adverse Effect, not contemplated by the Prospectus, which in a Manager’s opinion, would materially adversely affect the market for the Units, or (ii) any event or development relating to or involving any of the Plains Entities or any executive officer or director of any of such entities that makes any statement made in the Prospectus untrue or which, in the opinion of the Partnership and its counsel or any Manager and its counsel, requires the making of any addition to or change in the Prospectus in order to state a material fact required by the Act or any other law to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, if amending or supplementing the Prospectus to reflect such event or development would, in a Manager’s opinion, materially adversely affect the market for the Units.

(i) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(j) The Units shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Managers.

(k) Prior to each Settlement Date and Time of Delivery, as applicable, the Partnership shall have furnished to the Managers such further information, certificates and documents as the Managers may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned in this Section 6 or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to any Manager, this Agreement, as it relates to such Manager, and all obligations of such Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by such Manager. Notice of such cancellation shall be given to the Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered to the Managers by this Section 6 shall be delivered at the office of Managers’ Counsel, at Baker Botts LLP, One Shell Plaza, 910 Louisiana Street, Houston, Texas 77002, on each such date as provided in this Agreement.

7. Indemnification and Contribution.

(a) The Partnership agrees to indemnify and hold harmless each Manager, the directors, officers, employees and agents of each Manager, each affiliate of any Manager who has participated in the distribution of the Units, each broker-dealer affiliate of any Manager and each other affiliate of any Manager within the meaning of Rule 405 under the Act, and each person who controls any Manager within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages, liabilities or expenses, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or expenses arise out of, or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Partnership will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Partnership by any Manager specifically for use therein, which information is specified in Section 19. The foregoing indemnity will be in addition to any liability that the Partnership may otherwise have.

(b) If any action, suit or proceeding shall be brought against any Manager, the directors, officers, employees and agents of any Manager or any person controlling any Manager in respect of which indemnity may be sought against the Partnership, such Manager or such director, officer, employee, agent or controlling person shall promptly notify the Partnership in writing, and the Partnership shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all reasonable fees and expenses. The failure to notify the indemnifying party shall not relieve it from liability that it may have to an indemnified party unless the indemnifying party is foreclosed by reason of such delay from asserting a defense otherwise available to it. Such Manager or any such director, officer, employee, agent or controlling person shall have the right to employ separate counsel in any such action, suit or proceeding and to participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Manager or such director, officer, employee, agent or controlling person unless (i) the Partnership has agreed in writing to pay such fees and expenses, (ii) the Partnership has failed to assume the defense and employ counsel within a reasonable period of time in light of the circumstances or (iii) such indemnified party or parties shall have reasonably concluded, based on the advice of counsel, that there may be defenses available to it or them that are different from, additional to or in conflict with those available to the Partnership (in which case the Partnership shall not have the right to direct the defense of such action, suit or proceeding on behalf of the indemnified party or parties), in any of which events the Partnership shall pay the reasonable fees and expenses of such counsel as such fees and expenses are incurred (it being understood, however, that the Partnership shall not be liable for the expenses of more than one separate counsel (in addition to any local counsel) in any one action, suit or proceeding or series of related actions, suits or proceedings in the same jurisdiction representing the indemnified parties who are parties to such action, suit or proceeding).

(c) Each Manager, severally and not jointly, agrees to indemnify and hold harmless the Partnership, GP LLC’s directors and the officers who sign the Registration Statement, and any person who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Partnership to each Manager, but only with respect to information furnished in writing by or on behalf of such Manager expressly for use in the Registration Statement or the Prospectus, or any amendment or supplement thereto, which information is specified in Section 19. If any action, suit or proceeding shall be brought against the Partnership, any of such directors and officers or any such controlling person based on the Registration Statement or the Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against a Manager pursuant to this paragraph (c), such Manager shall have the rights and duties given to the Partnership by paragraph (b) above (except that if the Partnership shall have assumed the defense thereof such Manager shall not be required to do so, but may employ separate counsel therein and participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at such Manager’s expense), and the Partnership, any of such directors and officers and any such controlling person shall have the rights and duties given to the Managers by paragraph (b) above. The foregoing indemnity agreement shall be in addition to any liability that each Manager may otherwise have.

(d) In the event that the indemnification provided for in this Section 7 is unavailable to an indemnified party under paragraph (a) or (c) hereof in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and the Managers on the other hand from the offering of the Units, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership on the one hand and the Managers on the other in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Partnership on the one hand and the Managers on the other shall be deemed to be in the same relative proportions as the total net proceeds from the offering (before deducting expenses) received by the Partnership bear to the total discounts and commissions received by the Managers, in each case as determined by this Agreement or any applicable Terms Agreement. The relative fault of the Partnership on the one hand and the Managers on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership or any affiliate of the Partnership on the one hand, or by the Managers on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Partnership and the Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 7, no Manager shall be required to contribute any amount in excess of the amount by which the total price of the Units distributed to the public pursuant to this Agreement exceeds the amount of damages that such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(f) No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 7 and the covenants, representations and warranties of the Partnership set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Manager or any person controlling any Manager, the Partnership or any of GP LLC’s directors or officers or any person controlling the Partnership, (ii) acceptance of any Units and payment therefore in accordance with the terms of this Agreement, and (iii) any termination of this Agreement.

A successor to any Manager or any person controlling any Manager, or to the Partnership or any of GP LLC’s directors or officers or any person controlling the Partnership shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

8. Termination.

(a) The Partnership shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Units have been sold through any Manager for the Partnership, then Section 4(v) shall remain in full force and effect, (ii) with respect to any pending sale, through such Manager for the Partnership, the obligations of the Partnership, including in respect of compensation of the Managers, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 5, 7, 9, 10, 11, 12, 13 and 15 hereof shall remain in full force and effect notwithstanding such termination.

(b) Each Manager shall have the right, by giving written notice as hereinafter specified, to terminate its own obligations under the provisions hereof relating to the solicitation of offers to purchase the Units in its sole discretion at any time. Subject to Section 8(a)(iii), any such termination shall have no effect on the obligations of any other Manager under this Agreement and shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 9, 10, 11, 12, 13 and 15 hereof shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall remain in full force and effect until the earlier of (i) its termination pursuant to Section 8(a) above or the termination of all Managers’ obligations pursuant to Section 8(b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7 and 9 shall remain in full force and effect.

(d) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by any Manager or the Partnership, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Units, such sale shall settle in accordance with the provisions of Section 3(a)(vii) hereof.

(e) In the case of any purchase of Units by any Manager pursuant to a Terms Agreement, the obligations of such Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of such Manager, by notice given to the Partnership prior to the Time of Delivery relating to such Units, if at any time prior to such delivery and payment (i) trading in the Common Units shall have been suspended by the Commission or the NYSE or trading in securities generally on the New York Stock Exchange, the NYSE MKT LLC or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established, (ii) a banking moratorium shall have been declared either by federal or New York state authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis, the effect of which on financial markets is such as to make it, in the sole judgment of such Manager, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Partnership or its officers and of each Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Managers or the Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Units.

10. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Partnership, will be mailed, delivered or telefaxed to (713) 646-4313 and confirmed to it at 333 Clay St., Suite 1600, Houston, Texas 77002, Attention: General Counsel; or, if sent to each Manager, will be mailed, delivered or telefaxed to:

Citigroup Global Markets Inc. 388 Greenwich Street New York, New York 10013 Attention: General Counsel	Barclays Capital Inc. 745 Seventh Avenue New York, New York 10019 Attn: Syndicate Registration

BMO Capital Markets Corp. 3 Times Square New York, New York 10036 Attention: Legal (Facsimile: (212) 702-1205) and Jonathan Hough (Facsimile: (713) 236-0696)	J.P. Morgan Securities LLC 383 Madison Avenue New York, New York 10179 Attention: Special Equities Group fax: (212) 622-6002

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

One Bryant Park

New York, New York 10036

Attention: Syndicate Department (facsimile: (646) 855-3073), with a copy to ECM Legal (facsimile: (212) 230-8730)

Mitsubishi UFJ Securities (USA), Inc. 1633 Broadway, 29th Floor New York, New York 10019 Attention: Capital Markets Group Fax: (646) 434-3455

Mizuho Securities USA Inc. 320 Park Avenue, 12th Floor New York, New York 10022 Attention: General Counsel	Morgan Stanley & Co. LLC 1585 Broadway New York, New York 10036 Attention: General Counsel

Raymond James & Associates, Inc. 880 Carillon Parkway St. Petersburg, Florida 33716 Attention: General Counsel	RBC Capital Markets, LLC Three World Financial Center, 8th Floor 200 Vesey Street New York, New York 10281 Attn: Michael Goldberg, Syndicate Director Fax: (212) 428-6260

SG Americas Securities, LLC 1221 Avenue of the Americas New York, New York 10020 Attention: Legal Department	SunTrust Robinson Humphrey, Inc. 3333 Peachtree Road, NE, 11th Floor Atlanta, Georgia 30326 Attention: Geoff Fennel and Valerie Williams

UBS Securities LLC 299 Park Avenue New York, New York 10171 Attention: Syndicate fax: (212) 713-3371)	Wells Fargo Securities, LLC 375 Park Avenue New York, New York 10152 New York, New York 10152 Attention: General Counsel

11. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon each Manager and the Partnership and their respective successors and assigns and the directors, officers, employees, affiliates and controlling persons referred to in Section 12 hereof, and no other person will have any right or obligation hereunder.

12. Parties in Interest. The Agreement herein set forth has been and is made solely for the benefit of the Managers and the Partnership and to the extent provided in Section 7 of this Agreement the directors, officers, employees, affiliates and controlling persons referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any Manager) shall acquire or have any right under or by virtue of this Agreement.

13. No Fiduciary Duty. The Partnership hereby acknowledges that (a) the purchase and sale of the Units pursuant to this Agreement is an arm’s-length commercial transaction between the Partnership, on the one hand, and each Manager and any affiliate through which it may be acting, on the other, (b) each Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Partnership’s securities and not as a fiduciary of the Partnership and (c) the Partnership’s engagement of each Manager in connection with the offering and the process leading up to the offering is as independent contractor and not in any other capacity. Furthermore, the Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any Manager has advised or is currently advising the Partnership on related or other matters). The Partnership agrees that it will not claim that any Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Partnership, in connection with such transaction or the process leading thereto.

14. Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Partnership and any Manager with respect to the subject matter hereof.

15. Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

16. Waiver of Jury Trial. The Partnership hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

17. Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

18. Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

19. Information Furnished by each Manager. The Partnership acknowledges that the following statements set forth in the Prospectus constitute the only information furnished by or on behalf of each Manager as such information is referred to in Sections 1(b), 7(a) and 7(c) hereof: the name of each Manager.

20. Adjustments for Unit Splits. The parties acknowledge and agree that all unit related numbers contained in this Agreement shall be adjusted to take into account any unit split effected with respect to the Units.

21. Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Units, the time of sale of such Units pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) hereof contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Houston, Texas.

“Commission” shall mean the Securities and Exchange Commission.

“Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement.

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Units that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) hereof, including exhibits and financial statements and any prospectus supplement relating to the Units that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” and “Rule 462” and similar references to rules refer to such rules under the Act, unless otherwise stated.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

[Signature Pages Follow]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Partnership and the Managers.

Very truly yours,

PLAINS ALL AMERICAN PIPELINE, L.P.

By:	PAA GP LLC,
its General Partner

By:	PLAINS AAP, L.P.,
its Sole Member

By:	PLAINS ALL AMERICAN GP LLC,
its General Partner

By:	/s/ A. Patrick Diamond
Name: A. Patrick Diamond
Title: Vice President

Signature Page to Equity Distribution Agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

Citigroup Global Markets Inc.		Barclays Capital Inc.

By:	/s/ Amit Jhunjhunwala	By:	/s/ Victoria Hale
	Name: Amit Jhunjhunwala		Name: Victoria Hale
	Title: Director		Title: Vice President

BMO Capital Markets Corp.		J.P. Morgan Securities LLC

By:	/s/ Jonathan B. Hough	By:	/s/ Sudheer Tegulapalle
	Name: Jonathan B. Hough		Name: Sudheer Tegulapalle
	Title: Director		Title: Executive Director

Merrill Lynch, Pierce, Fenner & Smith Incorporated		Mitsubishi UFJ Securities (USA), Inc.

By:	/s/ Michael Cannon	By:	/s/ Richard Testa
	Name: Michael Cannon		Name: Richard Testa
	Title: Managing Director		Title: Managing Director

Mizuho Securities USA Inc.		Morgan Stanley & Co. LLC

By:	/s/ Michelle Petropoulos	By:	/s/ Alice Vilma
	Name: Michelle Petropoulos		Name: Alice Vilma
	Title: Managing Director		Title: Vice President

Raymond James & Associates, Inc.		RBC Capital Markets, LLC

By:	/s/ Bob Coble	By:	/s/ Todd Soiefer
	Name: Bob Coble		Name: Todd Soiefer
	Title: Vice President		Title: Director

SG Americas Securities, LLC		SunTrust Robinson Humphrey, Inc.

By:	/s/ Sanjay Garg	By:	/s/ Arnold Evans
	Name: Sanjay Garg		Name: Arnold Evans
	Title: Managing Director		Title: Managing Director

UBS Securities LLC		Wells Fargo Securities, LLC

By:	/s/ Jeff Jorgensen	By:	/s/ Gregory M. Ogborn
	Name: Jeff Jorgensen		Name: Gregory M. Ogborn
	Title: Director		Title: Vice President

By:	/s/ Will Gaunt
Name: Will Gaunt
Title: Associate Director

Signature Page to Equity Distribution Agreement

SCHEDULE I

MATERIAL SUBSIDIARIES

Plains Marketing, L.P.

Plains Pipeline, L.P.

Pacific Pipeline System LLC

Plains Products Terminals LLC

Plains Midstream Canada ULC

Plains West Coast Terminals LLC

Rocky Mountain Pipeline System LLC

Pine Prairie Energy Center, LLC

SG Resources Mississippi LLC

Plains LPG Services LP

Plains South Texas Gathering LLC

Schedule I – 1

SCHEDULE II

DOMESTIC SUBSIDIARIES

Plains Marketing, L.P.

Plains Pipeline, L.P.

Pacific Pipeline System LLC

Plains Products Terminals LLC

Plains West Coast Terminals LLC

Rocky Mountain Pipeline System LLC

Pine Prairie Energy Center, LLC

SG Resources Mississippi LLC

Plains LPG Services LP

Plains South Texas Gathering LLC

Schedule II – 1

ANNEX I

Form of Terms Agreement

PLAINS ALL AMERICAN PIPELINE, L.P.

Common Units Representing Limited Partner Interests

TERMS AGREEMENT

[            ], 20[    ]

[                    ]

Dear Sirs:

Plains All American Pipeline, L.P., a Delaware limited partnership (the “Partnership”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated May 28, 2013 (the “Equity Distribution Agreement”), among the Partnership and with Citigroup Global Markets Inc., Barclays Capital Inc., BMO Capital Markets Corp., J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities (USA), Inc., Mizuho Securities USA Inc., Morgan Stanley & Co. LLC, Raymond James & Associates, Inc., RBC Capital Markets, LLC, SG Americas Securities, LLC, SunTrust Robinson Humphrey, Inc., UBS Securities LLC and Wells Fargo Securities, LLC to issue and sell to [                    ] (the “Manager”) the securities specified in the Schedule I hereto (the “Purchased Units”) [, and solely for the purpose of covering over-allotments, to grant to the Manager the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Units”)]1.

The Manager shall have the right to purchase from the Partnership all or a portion of the Additional Units as may be necessary to cover over-allotments made in connection with the offering of the Purchased Units, at the same purchase price per Common Unit to be paid by the Manager to the Partnership for the Purchased Units. This option may be exercised by the Manager at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Partnership. Such notice shall set forth the aggregate number of Additional Units as to which the option is being exercised, and the date and time when the Additional Units are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Units shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Units.]2

[1]	All bracketed language appearing in this paragraph to be included only if the applicable Manager has an over-allotment option.
[2]	This bracketed paragraph to be included only if the applicable Manager has an over-allotment option.

Annex I – 1

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by the Manager, as agent of the Partnership, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date], except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date] in relation to the Prospectus as amended and supplemented to relate to the Purchased Units.3

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Units [and the Additional Units], in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.4

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Partnership agrees to issue and sell to the Manager and the latter agrees to purchase from the Partnership the number of Purchased Units at the time and place and at the purchase price set forth in the Schedule I hereto.

[Signature Page Follows]

[3]	All bracketed language appearing in this paragraph to be included only if the applicable Manager has an over-allotment option.
[4]	All bracketed language appearing in this paragraph to be included only if the applicable Manager has an over-allotment option.

Annex I – 2

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Manager and the Partnership.

Very truly yours,

PLAINS ALL AMERICAN PIPELINE, L.P.

By:	PAA GP LLC,
its General Partner

By:	PLAINS AAP, L.P.,
its Sole Member

By:	PLAINS ALL AMERICAN GP LLC,
its General Partner

By:
Name: A. Patrick Diamond
Title: Vice President

ACCEPTED as of the date first written above.

[ ]

By:
Name:
Title:

Annex I – 3

Signature Page to Terms Agreement

Schedule I to the Terms Agreement

Title of Purchased Units [and Additional Units]:	Common Units representing limited partner interests in Plains All American Pipeline, L.P.

Number of Units of Purchased Units:	[ ]

[Number of Units of Additional Units:]	[ ]

[Price to Public:]	$[ ]

Purchase Price by the Manager:	$[ ]

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Partnership in same day funds.

Method of Delivery:

Free delivery of the Units to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:	[ ]

Closing Location:	[ ]

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1) The officers’ certificate referred to in Section 4(l).

(2) The opinion referred to in Section 4(m).

(3) The opinion referred to in Section 4(n).

(4) The opinion referred to in Section 4(o).

(5) The opinion referred to in Section 4(p).

(6) The accountants’ letter referred to in Section 4(q).

(7) Such other documents as the Manager shall reasonably request.

Annex I – 4

Schedule I to the Terms Agreement

ANNEX II

Form of Opinion of Vinson & Elkins L.L.P.,

Counsel for the Partnership

(i) The Registration Statement was declared effective under the Act on [            ]; any required filing of the Base Prospectus and the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued, no proceedings for that purpose have been instituted or threatened by the Commission, and the Registration Statement and the Prospectus (other than the financial statements and the notes and the schedules thereto and the other financial information included or incorporated by reference in the Registration Statement or the Prospectus, as to which such counsel need express no opinion) appear on their face to comply as to form in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder.

(ii) Each of the Partnership, the GP Entities and the subsidiaries listed on Schedule II hereto (the “Domestic Subsidiaries”) has been duly formed or incorporated and is validly existing in good standing as a limited partnership, limited liability company or corporation under the laws of its respective jurisdiction of formation or incorporation with full corporate, limited partnership or limited liability company power and authority, as the case may be, to own or lease its properties and to conduct its business, in each case in all material respects.

(iii) Each Domestic Subsidiary or GP Entity that serves as a general partner of another Domestic Subsidiary, the Partnership or GP Entity has full corporate or limited liability company power and authority, as the case may be, to serve as general partner of such Domestic Subsidiary, the Partnership or GP Entity, in each case in all material respects.

(iv) The GP Entities hold the general partner and membership interests as described in the Registration Statement and the Prospectus; all of such interests have been duly authorized and validly issued in accordance with their respective limited partnership or limited liability company agreement, as applicable, and all the membership interests in the General Partner are fully paid (to the extent required under the General Partner LLC Agreement) and nonassessable (except as such assessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act).

(v) All of the outstanding shares of capital stock or other equity interests (other than general partner interests) of each Domestic Subsidiary (a) have been duly authorized and validly issued (in the case of an interest in a limited partnership or limited liability company, in accordance with the Organizational Documents of such Domestic Subsidiary), are fully paid (in the case of an interest in a limited partnership or limited liability company, to the extent required under the Organizational Documents of such Domestic Subsidiary) and nonassessable (except (i) in the case of an interest in a Delaware limited partnership or Delaware limited liability company, as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act or Sections 18-607 and 18-804 of the Delaware LLC Act, as applicable, and (ii) in the case of an interest in a limited partnership or limited liability company formed under the laws of another domestic state, as such nonassessability may be affected by similar provisions of such state’s limited partnership or limited liability company statute, as applicable) and (b) other than the portion of the limited partner interest in PNG held by public or private

Annex II – 1

investors other than the Partnership, are owned, directly or indirectly, by the Partnership, free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the States of Delaware or Texas naming the Partnership as debtor or, in the case of capital stock or other equity interests of a Domestic Subsidiary owned directly by one or more other Domestic Subsidiary, naming any such other Domestic Subsidiary as debtor(s), is on file in the office of the Secretary of State of the States of Delaware or Texas or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the corporate, limited liability company or partnership laws of the jurisdiction of formation or incorporation of the respective Domestic Subsidiary, as the case may be.

(vi) All outstanding general partner interests in each Domestic Subsidiary that is a partnership have been duly authorized and validly issued in accordance with the Organizational Documents of such Domestic Subsidiary and are owned, directly or indirectly, by the Partnership, free and clear of all Liens (A) in respect of which a financing statement under the Uniform Commercial Code of the States of Delaware or Texas naming the Partnership as debtor or, in the case of general partner interests of a Domestic Subsidiary owned directly by one or more other Domestic Subsidiary, naming any such other Domestic Subsidiary as debtor(s), is on file in the office of the Secretary of State of the States of Delaware or Texas or (B) otherwise known to such counsel, without independent investigation, other than those created by or arising under the partnership laws of the jurisdiction of formation of the respective Domestic Subsidiary, as the case may be.

(vii) The Units to be issued and sold pursuant to this Agreement and the limited partner interests represented thereby have been duly authorized by the Partnership Agreement and, when issued and delivered against payment therefor as provided in this Agreement and any Terms Agreement, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act).

(viii) Except as have been waived or satisfied, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any interests in the Partnership pursuant to the Organizational Documents of the Partnership or any of the Incorporated Documents to which the Partnership is a party or by which the Partnership may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Units or other securities of the Partnership pursuant to any of the documents or agreements included as exhibits to any of the Incorporated Documents, except such rights as have been waived or satisfied. The Partnership has all requisite power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Prospectus.

(ix) This Agreement and any applicable Terms Agreement has been duly authorized and validly executed and delivered by the Partnership.

Annex II – 2

(x) At or before each applicable Representation Date, the partnership agreement or limited liability company agreement, as applicable, of each of the Partnership, the Domestic Subsidiaries and the GP Entities has been duly authorized, executed and delivered by the parties thereto and is a valid and legally binding agreement of such parties thereto, enforceable against the parties thereto in accordance with their respective terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by (A) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law) and (B) public policy, applicable law relating to fiduciary duties and indemnification and an implied covenant of good faith and fair dealing.

(xi) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership or the consummation of the transactions contemplated by this Agreement (A) constitutes or will constitute a violation of the Organizational Documents of the Partnership or any of the Domestic Subsidiaries or the GP Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, a change of control or a default under (or an event that, with notice or lapse of time or both, would constitute such an event) any document or agreement filed as an exhibit to the Registration Statement, any Incorporated Document, the Credit Agreement dated January 3, 2008 (as amended, the “Plains AAP Facility”), by and among Plains AAP, the lenders party thereto and Citibank, N.A., as Administrative Agent or the PNG Facility, (C) results or will result in any violation of the Delaware LP Act, the Delaware LLC Act, the Delaware General Corporation Law (the “DGCL”), the laws of the State of Texas or federal law, or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership, the Domestic Subsidiaries or the GP Entities, which conflicts, breaches, violations or defaults in the case of clauses (B), (C) or (D) would reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership to consummate the transactions contemplated by this Agreement, it being understood that such counsel need not express an opinion in clause (C) of this paragraph (xi) with respect to any securities or other anti-fraud law.

(xii) No consent, approval, authorization, filing with or order of any federal, Delaware or Texas court, governmental agency or body having jurisdiction over the Partnership, the GP Entities, the Domestic Subsidiaries or any of their respective properties is required in connection with the transactions contemplated by this Agreement, the execution, delivery and performance of this Agreement by the Partnership and the consummation of the transactions contemplated by this Agreement, except (A) such as may be required under the blue sky laws of any jurisdiction or the by-laws and rules of FINRA in connection with the offer and sale of the Units in the manner contemplated herein and in the Prospectus (as to which such counsel need not express any opinion), (B) such that the failure to obtain would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership to consummate the transactions contemplated by this Agreement and (C) such other that have been obtained or taken and are in full force and effect.

(xiii) The statements in the Registration Statement and the Prospectus under the captions “Description of Our Common Units,” “Cash Distribution Policy” and “Description of Our Partnership Agreement,” insofar as they constitute descriptions of agreements or refer to statements of law or legal conclusions, are accurate in all material respects, and the Units, the Common Units and the Incentive Distribution Rights conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus.

Annex II – 3

(xiv) The opinion of Vinson & Elkins L.L.P. that is filed as Exhibit 8.1 to the Registration Statement is confirmed, and the Managers may rely upon such opinion as if it were addressed to the Managers.

(xv) None of the Plains Entities is now and, after giving effect to the offering and sale of the Units and the application of the net proceeds thereof as described in the Prospectus, none of the Plains Entities will be, an “investment company” as such term is defined in the Investment Company Act.

In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Partnership and representatives of the independent public accountants of GP LLC and the Partnership and the Managers’ representatives and counsel, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus (except to the extent specified in opinion (xiii) above), on the basis of the foregoing, no facts have come to the attention of such counsel that lead them to believe that:

(A) the Registration Statement, as of the most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or

(B) the Prospectus, as of its date and as of the date of the opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel need not express any statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, included or incorporated by reference in the Registration Statement and the Prospectus or (ii) any other financial information included or incorporated by reference in the Registration Statement and the Prospectus.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of GP LLC and the Partnership, to the extent they deem appropriate, and information obtained from public officials, (B) assume that all documents submitted to them as originals are authentic, that all copies submitted to them conform to the originals thereof, and that the signatures on all documents examined by them are genuine, (C) state that their opinion is limited to federal laws, the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Texas and (D) state that they express no opinion with respect to (i) any permits to own or operate any real or personal property or (ii) state or local taxes or tax statutes to which any of the limited partners of the Partnership or any of the Plains Entities may be subject.

Annex II – 4

ANNEX III

Form of Opinion of General Counsel

of Plains All American GP LLC

(i) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance by the Partnership of this Agreement, the consummation of the transactions contemplated by this Agreement (A) constitutes or will constitute a breach or violation of, a change of control or a default (or an event which, with notice or lapse of time or both, would constitute such an event) under any bond, debenture, note or any other evidence of indebtedness, indenture or any other material agreement or instrument known to such counsel to which the Partnership, any of the GP Entities or any of the Material Subsidiaries is a party or by which any one of them may be bound (other than any other document or agreement filed as an exhibit to the Registration Statement or an Incorporated Document, the Plains AAP Facility or the PNG Facility) or (B) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction known to such counsel of any court or governmental agency or body directed to the Partnership, any of the GP Entities or any of the Material Subsidiaries or any of their respective properties in a proceeding to which any of them is a party, which would, in the case of either (A) or (B), reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership to consummate the transactions contemplated by this Agreement.

(ii) To the knowledge of such counsel, there is no legal or governmental proceeding pending or threatened to which the Partnership or any of the Subsidiaries is a party or to which any of their respective properties is subject that is required to be disclosed in the Prospectus and is not so disclosed.

(iii) To the knowledge of such counsel, except as described in the Prospectus or as have been issued pursuant to compensation plans adopted or administered by the General Partner, there are no outstanding options or warrants to purchase any Common Units or other equity interests in the Partnership.

(iv) To the knowledge of such counsel, there are no agreements, contracts or other documents to which the Partnership or any of the Subsidiaries is a party or are bound that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement or to the Incorporated Documents that are not described or filed as required.

In addition, such counsel shall state that he has participated in conferences with officers and other representatives of GP LLC and the Partnership, representatives of the independent public accountants of GP LLC and the Partnership and the Managers’ representatives and counsel, at which the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing on, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement and the Prospectus, on the basis of the foregoing, no facts have come to the attention of such counsel that lead him to believe that:

(A) the Registration Statement, as of the most recent Effective Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; or

Annex III – 1

(B) the Prospectus, as of its date and as of the date of the opinion, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, it being understood that such counsel need not express any statement or belief with respect to (i) the financial statements and related schedules, including the notes and schedules thereto and the auditor’s report thereon, included or incorporated by reference in the Registration Statement and the Prospectus or (ii) any other financial or statistical information included or incorporated by reference in the Registration Statement and the Prospectus.

In rendering such opinion, such counsel may (A) rely in respect of matters of fact upon certificates of officers and employees of GP LLC and the Partnership, to the extent he deems appropriate, and upon information obtained from public officials, (B) assume that all documents submitted to him as originals are authentic, that all copies submitted to him conform to the originals thereof, and that the signatures on all documents examined by him are genuine, (C) state that such opinions are limited to federal laws and the Delaware LP Act, the Delaware LLC Act, the DGCL and the laws of the State of Texas and (D) state that he expresses no opinion with respect to either federal or state securities laws in clause (B) of paragraph (i) above or state or local taxes or tax statutes.

Annex III – 2

ANNEX IV

Form of Opinion of Canadian Counsel

(i) Plains Midstream Canada ULC, a British Columbia unlimited liability company (“Plains Midstream Canada”) has been duly amalgamated and is validly existing as an unlimited liability company under the laws of British Columbia, with all necessary corporate power and authority to own or lease its properties, in all material respects as described in the Prospectus, and to conduct its business as currently conducted and as proposed in the Prospectus to be conducted. Plains Midstream Canada is duly registered extraprovincially for the transaction of business under the laws of the province of Alberta, Manitoba, Quebec, New Brunswick, Nova Scotia, Ontario and Saskatchewan.

(ii) Plains Midstream Canada is the registered holder of 100% of the issued and outstanding capital stock of Aurora Pipeline Company Ltd., a corporation incorporated under the laws of Canada (“Aurora”); such share capital has been duly authorized and validly issued in accordance with the Aurora Articles of Continuance, as fully paid and nonassessable shares (except as such nonassessability may be affected by the laws of Canada).

(iii) Plains Marketing, L.P. is the registered holder of 100% of the issued and outstanding preferred shares of Plains Midstream Canada, and Plains Midstream Luxembourg, S.a.r.l. is the registered holder of 100% of the issued and outstanding common shares of Plains Midstream Canada; such share capital has been duly authorized and validly issued in accordance with the Articles of Amalgamation of Plains Midstream Canada, as fully paid and nonassessable shares (except as such nonassessability may be affected by the laws of the Province of British Columbia).

(iv) No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body of the federal government of Canada or the Province of Alberta or the Province of British Columbia is required for the offering, issuance and sale by the Partnership of the Units.

(v) None of the offering, issuance and sale by the Partnership of the Units, the execution, delivery and performance of this Agreement by the Partnership or the consummation of the transactions contemplated hereby constitutes or will constitute a violation of the certificate or Articles of Amalgamation, bylaws or other organizational documents of Plains Midstream Canada, or any statute, law or regulation of Canada or the Province of Alberta, the Province of British Columbia or, to the knowledge of such counsel, any order, judgment, decree or injunction of any court or governmental agency or body of Canada or the Province of Alberta or the Province of British Columbia directed to Plains Midstream Canada or its properties in a proceeding to which Plains Midstream Canada or its property is a party.

(vi) To the knowledge of such counsel, Plains Midstream Canada has such Permits issued by the appropriate federal, provincial or regulatory authorities as are necessary to own or lease its properties and to conduct its business as currently conducted and as proposed in the Prospectus to be conducted, subject to such qualifications as may be set forth in the Prospectus, and except for such Permits which, if not obtained would not reasonably be expected to, individually or in the aggregate, materially adversely affect the operations conducted by Plains Midstream Canada.

Annex IV – 1